UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 18, 2010

(Date of earliest event reported)

GATEWAY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-6404 (Commission File Number)	44-0651207 (I.R.S. Employer Identification Number)

1415 Louisiana, Suite 4100, Houston, Texas 77001

(Address of principal executive offices, including zip code)

(713) 336-0844

(Registrant's telephone number, including area code)

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Entry into separation agreement and release with Robert Panico

On May 19, 2010, Gateway Energy Corporation (the "Company") entered into a separation agreement and release (the "Panico Separation Agreement") with Robert Panico, the Company's former CEO and director, pursuant to which the Company agreed to pay Mr. Panico (i) $399,000.00 as a lump sum, reflecting salary and bonus amounts due under that certain employment agreement dated August 22, 2006, by and between the Company and Robert Panico (the "Panico Employment Agreement"); and (ii) $36,322.74 in satisfaction of the Company's obligations with respect to continuation of benefits described in the Panico Employment Agreement.

Mr. Panico agreed that (i) as of 5 p.m. Houston time, May 19, 2010, his employment with the Company was terminated; (ii) as of May 19, 2010, all of Mr. Panico's employee benefits ceased; and (iii) upon execution of the Panico Separation Agreement, Mr. Panico released the Company and certain other parties from any and all claims, damages, lawsuits, injuries, liabilities and causes of action that he may have had, including any employment law claims and age discrimination claims.

A copy of the Panico Separation Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference, and the description of the Panico Separation Agreement set forth herein is qualified in entirety by reference to such Exhibit.

Entry into separation agreement and release with Christopher M. Rasmussen

On May 19, 2010, the Company entered into a separation agreement and release (the "Rasmussen Separation Agreement") with Christopher M. Rasmussen, the Company's former CFO, pursuant to which the Company agreed to pay Mr. Rasmussen (i) $217,097.00 as a lump sum, reflecting salary and amounts due under that certain employment agreement dated August 22, 2006, by and between the Company and Christopher M. Rasmussen (the "Rasmussen Employment Agreement"); and (ii) $32,839.74 in satisfaction of the Company's obligations with respect to continuation of benefits described in the Rasmussen Employment Agreement.

Mr. Rasmussen agreed that (i) as of 5 p.m. Houston time, May 19, 2010, his employment with the Company was terminated; (ii) as of May 19, 2010, all of Mr. Rasmussen's employee benefits ceased; and (iii) upon execution of the Rasmussen Separation Agreement, Mr. Rasmussen released the Company and certain other parties from any and all claims, damages, lawsuits, injuries, liabilities and causes of action that he may have had, including any employment law claims and age discrimination claims.

A copy of the Rasmussen Separation Agreement is attached as Exhibit 10.2 hereto and is incorporated herein by reference, and the description of the Rasmussen Separation Agreement set forth herein is qualified in entirety by reference to such Exhibit.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Robert Panico

On May 19, 2010, the Company terminated the employment of Mr. Robert Panico, the Company's President and Chief Executive Officer, without cause, under that certain Panico Employment Agreement, dated August 22, 2006, effective as of 5 p.m. on May 19, 2010.

Departure of Christopher M. Rasmussen

On May 19, 2010, the Company terminated the employment of Mr. Christopher M. Rasmussen, the Company's Chief Financial Officer, without cause, under that certain Rasmussen Employment Agreement dated August 22, 2006, effective as of 5 p.m. on May 19, 2010.

Resignation of Certain Members of the Board of Directors

On May 19, 2010, Charles O. Buckner, Steven W. Cattron, William A. Henry, Robert Panico, J. Darby Seré and Gordon L. Wright resigned from the Company's board of directors, effective as of 5 p.m. on May 19, 2010.   On May 18, 2010, Charles O. Buckner resigned from the Company's board of directors.  Their resignations were not due to any disagreement with Gateway on any matter relating to Gateway’s operations, policies, practices or otherwise.

The Company's board of directors now includes one member, John A. Raasch.  Under Gateway's bylaws, Mr. Raasch will appoint members to the board of directors to replace the resigning members until a meeting can be held for the election of directors.  Mr. Raasch is in the process of appointing the new directors.

Appointment of John A. Raasch as President and Chief Executive Officer

On May 19, 2010, the Company's board of directors appointed John A. Raasch, age 77, as the Company's President and Chief Executive Officer.  Mr. Raasch previously served as Interim President and Chief Executive Officer of the Company from October 2004 through May 2005.   Mr. Raasch has served on the Company's board of directors since 2004 and currently serves as the Chairman of the Nominating Committee.  He was Senior Vice President of Wachovia Securities until his retirement on December 31, 2003 after 33 years of service.

The board has not yet established Mr. Raasch's compensation or benefits.

Item 8.01 Other Events.

On May 19, 2010, the Company issued a press release announcing (i) the termination of the employment of Mr. Panico as the Company's Chief Executive Officers and of Mr. Rasmussen as the Company's Chief Financial Officer and (ii) the resignation of Messers Panico, Buckner, Cattron, Henry, Seré and Wright from the Company's board of directors.

The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

10.1	Separation Agreement and Release, dated May 19, 2010, by and between Gateway Energy Company and Robert Panico

10.2	Separation Agreement and Release, dated May 19, 2010, by and between Gateway Energy Company and Christopher M. Rasmussen

99.1	Press release dated May 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY ENERGY CORPORATION

	By:	/s/ John A. Raasch
John A. Raasch, President and
Chief Executive Officer

Date: May 25, 2010

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